                           THIRD AMENDMENT AGREEMENT


     This Third Amendment Agreement dated as of December 12, 1994 (this "Third Amendment") is by and among (i) Transco Energy Company, a Delaware corporation (the "Borrower"), (ii) the undersigned lenders (the "Banks") which are parties to that certain Amended and Restated Credit Agreement dated as of December 31, 1993, as amended by the First Amendment dated as of June 30, 1994 and by the Second Amendment Agreement dated as of December 12, 1994, among the Borrower, the lenders party thereto, Bank of Montreal, as Co-Agent thereunder and Citibank, N.A., as agent (the "Agent") for such lenders (as so amended, the "Credit Agreement"), and (iii) the Agent.

In consideration of the mutual promises contained herein, the parties hereto agree as follows:

     Section 1.  Amendment to Credit Agreement.  Section 2.13 of the Credit
                 -----------------------------
Agreement is hereby amended to read in its entirety as follows:

                 Section 2.13  Optional Termination.  Notwithstanding anything
                               --------------------
     to the contrary in this Agreement, if (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; provided, however, that for purposes of clauses (a), (b) and
                    --------  -------
     (c) of this sentence, the acquisition by The Williams Companies, Inc., a Delaware corporation, or any of its wholly-owned Subsidiaries ("Permitted Purchaser") of any common stock of the Borrower pursuant to the Offer (as defined in the Agreement and Plan of Merger dated as of December 12, 1994 among WC Acquisition Corp., the Permitted Purchaser and the Borrower ("Merger Agreement")) or the Merger Agreement shall not constitute an event covered by this clause (i) until the earlier of March 31, 1995 or 15 days following any such acquisition; or (ii) during any period of up to 24 consecutive months, commencing on, before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower (or who were appointed or nominated for election by individuals who at the beginning of such period were a majority of such directors or, for purposes of clauses (a), (b) and (c) of this sentence and only until the earlier of March 31, 1995 or 15 days following the acquisition by the Permitted Purchaser of any common stock of the Borrower pursuant to such Offer, who were appointed or nominated for election pursuant to the written request of the Permitted Purchaser following its acquisition of a majority of the common stock of the Borrower pursuant to the Merger Agreement, but excluding any such Person originally proposed for election in opposition to the board of directors of the Borrower in office on the date hereof in an actual or threatened election contest relating to the election of the directors of the Borrower (as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended) and whose initial assumption of office resulted from such contest or the settlement thereof) shall cease for any reason to constitute a majority of the board of directors of the Borrower; or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement which upon consummation will result in its or their acquisition of, the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Borrower; provided, however, that
                                                      --------  -------
     for purposes of clauses (a), (b) and (c) of this sentence, the entering into of the Merger Agreement or the Stock Option Agreement (as defined in the Merger Agreement) shall not constitute an event covered by this clause
     (iii); or (iv) any condition or event constituting a change of control of the Borrower for purposes of permitting any holder of Preferred Stock of the Borrower to exercise a right of redemption or other retirement (including pursuant to an offer to purchase made by the Borrower) or conversion (other than conversion to common stock), in whole or in part, of such Preferred Stock; then, in such event, (a) the rate of interest with respect to each Advance then outstanding or which thereafter becomes outstanding shall immediately and automatically increase by one-half of one percent (1/2%), (b) the Agent shall at the request, or may with the consent, of the Required Banks, by telephonic, telex or other notice to the Borrower, declare the Notes payable to the Banks, all interest thereon and all other amounts payable under this Agreement to the Banks to be due and payable, whereupon such Notes, interest and other amounts shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrower, and (c) the Agent shall at the request, or may with the consent, of the Required Banks, by telephonic, telex or other notice to the Borrower, declare the Commitments and the obligations of the Banks to make Advances hereunder to be immediately terminated (whereupon the same shall immediately terminate), in the case of each of the matters described in clauses (a)-(c) above, without presentment, demand, protest or further notice (including, without limitation, notice of intent to accelerate and notice of acceleration) of any kind, all of which are hereby expressly waived by the Borrower.

     Section 2.  Conditions of Effectiveness.  This Third Amendment shall become
                 ---------------------------
effective as of the date hereof when, and only when, the Agent shall have received counterparts of, or telecopied signature pages of, this Third Amendment executed by the Borrower and all of the Banks.

     Section 3.  Reference to and Effect on the Loan Documents.  (a) Upon the
                 ---------------------------------------------
effectiveness of this Third Amendment on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement and each reference in the Notes to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. Unless otherwise defined herein, the terms defined in the Credit Agreement shall be used herein as therein defined.

     (b) The Credit Agreement, as amended by this Third Amendment, is and shall remain in full force and effect and is hereby ratified and confirmed.

     (c) Except as expressly provided herein, the execution, delivery and effectiveness of this Third Amendment shall not operate as a waiver of any right, power or remedy of any Bank or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

     Section 4.  Costs, Expenses and Taxes.  The Borrower agrees to pay on
                 -------------------------
demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable out-of-pocket expenses of the Agent and the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder and under the Loan Documents. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder, and agree to save the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     Section 5.  Execution in Counterparts.  This Third Amendment may be
                 -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 6.  Bank Credit Decision.  Each Bank acknowledges that it has,
                 --------------------
independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Third Amendment and to agree to the various matters set forth herein. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Credit Agreement as amended hereby.

     Section 7.  Authority, etc.  The Borrower hereby represents and warrants to
                 --------------
the Agent and the Banks that (i) the Borrower and each Restricted Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) the execution, delivery and performance of this Third Amendment, and the performance of the Credit Agreement, as amended hereby, by the Borrower are within the power of the Borrower, have been duly authorized by all necessary corporate action and do not contravene (A) the Borrower's certificate of incorporation or by-laws, (B) any applicable rule, regulation, order, writ, injunction or decree, or (C) law or any contractual restriction binding on or affecting the Borrower, and will not result in or require the creation or imposition of any Lien prohibited by the Credit Agreement, as amended hereby, (iii) this Third Amendment has been duly executed and delivered by the Borrower, (iv) this Third Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and (v) no authorization, consent or approval of, or other action by, and no notice to or filing with, any governmental authority, regulatory body or other Person not a party hereto is required for the due execution, delivery and performance of this Third Amendment or the performance of the Credit Agreement, as amended hereby.

     Section 8.  Default.  Without limiting any other event which may constitute
                 -------
an Event of Default, in the event any representation or warranty set forth herein shall be incorrect or misleading in any material respect when made, such event shall constitute an "Event of Default" under the Credit Agreement, as amended hereby.

     Section 9.  Governing Law.  This Third Amendment and the Credit Agreement,
                 -------------
as amended hereby, shall be governed by and construed in accordance with the law of the State of New York.

     Section 10.  Headings.  Section headings in this Third Amendment are
                  --------
included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              BORROWER:

                              TRANSCO ENERGY COMPANY


                              By: /s/
                                  ------------------------
                                      Authorized Officer

                              AGENT:

                              CITIBANK, N.A., as Agent


                              By: /s/
                                  ------------------------
                                      Authorized Officer


                              BANKS:

                              CITIBANK, N.A.


                              By: /s/
                                  ------------------------
                                      Authorized Officer


                              BANK OF MONTREAL


                              By: /s/
                                  ------------------------
                                      Authorized Officer


                              THE BANK OF NOVA SCOTIA


                              By: /s/
                                  ------------------------
                                      Authorized Officer


                              BARCLAYS BANK, PLC


                              By: /s/
                                  ------------------------
                                      Authorized Officer

                              THE CHASE MANHATTAN BANK
                               (NATIONAL ASSOCIATION)


                              By: /s/
                                  ------------------------
                                      Authorized Officer


                              CHEMICAL BANK


                              By: /s/
                                  ------------------------
                                      Authorized Officer


                              BANK OF AMERICA NATIONAL TRUST
                               AND SAVINGS ASSOCIATION


                              By: /s/
                                  ------------------------
                                      Authorized Officer


                              THE BANK OF NEW YORK


                              By: /s/
                                  ------------------------
                                      Authorized Officer


                              THE FIRST NATIONAL BANK OF
                               BOSTON


                              By: /s/
                                  ------------------------
                                      Authorized Officer



                              NATIONSBANK OF TEXAS, N.A.


                              By: /s/
                                  ------------------------
                                      Authorized Officer

                              CIBC INC.


                              By: /s/
                                  ------------------------
                                      Authorized Officer


                              BANK OF AMERICA ILLINOIS (formerly
                                known as CONTINENTAL BANK N.A.)


                              By: /s/
                                  ------------------------
                                      Authorized Officer


                              THE NIPPON CREDIT BANK, LTD.


                              By: /s/
                                  ------------------------
                                      Authorized Officer


                              SOCIETE GENERALE, SOUTHWEST
                               AGENCY


                              By: /s/
                                  ------------------------
                                      Authorized Officer


                              SWISS BANK CORPORATION,
                               NEW YORK BRANCH


                              By: /s/
                                  ------------------------
                                      Authorized Officer


                              By: /s/
                                  ------------------------
                                      Authorized Officer

                              CREDIT LYONNAIS CAYMAN ISLAND
                               BRANCH


                              By: /s/
                                  ------------------------
                                      Authorized Officer

                          ACKNOWLEDGEMENT AND CONSENT
                          (Third Amendment Agreement)

                               December 12, 1994

          To induce various Banks and Citibank, N.A., as Agent (the "Agent"), to execute the Third Amendment Agreement dated as of December 12, 1994 (the
"Third Amendment") among Transco Energy Company (the "Borrower"), the Banks party thereto and the Agent, each of the undersigned hereby (a) consents to and agrees to the terms of the Third Amendment, (b) agrees that (i) none of its obligations and none of the Banks' or the Agent's rights and remedies with respect to the undersigned is released, impaired or affected thereby, (ii) no guaranty, undertaking or agreement provided by it is released, impaired or affected thereby, and (iii) this acknowledgment shall not be construed as requiring the consent or agreement of the undersigned in any circumstance, (c) ratifies and confirms all provisions of all Loan Documents executed by it and all documents pertaining thereto or referred to therein, and (d) agrees that none of its obligations, none of the Banks' or the Agent's rights and remedies and no guaranty, undertaking or agreement provided by it would be released, impaired or affected if it had not executed this acknowledgement.

          Terms used herein which are not defined herein and are defined in the Amended and Restated Credit Agreement dated as of December 31, 1993, as amended by the First Amendment dated as of June 30, 1994 and the Second Amendment Agreement dated as of December 12, 1994, among the Borrower, the Banks and Co-Agent parties thereto and the Agent (as so amended and as further amended by the Third Amendment, the "Credit Agreement") are used herein as defined in the Credit Agreement.

                                          TRANSCONTINENTAL GAS PIPE
                                           LINE CORPORATION

                                          By:/s/ Larry J. Dagley
                                             -------------------------
                                          Name: Larry J. Dagley
                                               -----------------------
                                          Title: Senior Vice President
                                                ----------------------
                                                 and Chief Financial Officer

                                          TEXAS GAS TRANSMISSION
                                           CORPORATION

                                          By:/s/ Larry J. Dagley
                                             -------------------------
                                          Name: Larry J. Dagley
                                               -----------------------
                                          Title: Senior Vice President
                                                ----------------------
                                                 and Chief Financial Officer